                                                                     10. (i) (P)



                               AGENCY AGREEMENT




                                  DATED AS OF



                               OCTOBER 31, 1997



                                    BETWEEN


        THE JOINT VENTURE COMPOSED OF GORDON BROTHERS PARTNERS, INC.,
            HILCO TRADING., INC./GARCEL, INC. D/B/A GREAT AMERICAN ASSET MANAGEMENT AND ALCO CAPITAL GROUP, INC., AS AGENT



                                      AND



              MONTGOMERY WARD & CO., INCORPORATED, FOR ITSELF AND
               ITS AFFILIATED DEBTORS IN POSSESSION, AS MERCHANT

                               TABLE OF CONTENTS

Section 1.     Defined Terms.............................................. 1

Section 2.     Appointment of Agent: Bankruptcy Court Approval............ 3

Section 3.     Consideration to Merchant and Agent........................ 4
     3.1.      Payment[s] to Merchant..................................... 4
     3.2.      Compensation to Agent...................................... 5
     3.3.      Time of Payments........................................... 6

Section 4.     Expenses of the Sale....................................... 6
     4.1.      Expenses................................................... 6
     4.2.      Payment of Expenses........................................ 8

Section 5.     Inventory Valuation Merchandise............................ 8
     5.1.      Inventory Taking........................................... 8
     5.2.      Merchandise Subject to this Agreement...................... 9
     5.3.      Valuation..................................................11
     5.4.      Excluded Goods.............................................11
     5.5.      Post-Closing Payment.......................................12

Section 6.     Sale Term..................................................12
     6.1.      Term.......................................................12
     6.2.      Vacating the Stores........................................12

Section 7.     Sale Proceeds..............................................13
     7.1.      Proceeds...................................................13
     7.2.      Deposit of Proceeds........................................13
     7.3.      Credit Card Proceeds.......................................13

Section 8.     Conduct of the Sale........................................14
     8.1.      Rights of Agent............................................14
     8.2.      Terms of Sales to Customers................................15
     8.3.      Sales Taxes................................................15
     8.4.      Supplies...................................................15
     8.5.      Returns of Merchandise.....................................16
     8.6.      Layaway, Repair and Special Order Merchandise..............17
     8.7.      Sale Reconciliation........................................17
     8.8.      Force Majeure..............................................17
     8.9.      Merchant Services..........................................17

Section 9.     Employee Matters...........................................17
     9.1.      Merchant's Employees.......................................17
     9.2.      Termination of Employees...................................18
     9.3.      Payroll Matters............................................18
     9.4.      Employee Retention Bonuses.................................18

Section 10.    Conditions Precedent.......................................18

Section 11.    Representations, Warranties and Covenants..................19
     11.1      Merchant Representations, Warranties and Covenants.........19
     11.2      Agent Representations and Warranties.......................23

Section 12.    Insurance..................................................24
     12.1      Merchant's Liability Insurance.............................24
     12.2      Merchant's Casualty Insurance..............................24
     12.3      Agent's Insurance..........................................25
     12.4      Worker's Compensation Insurance............................25
     12.5      Risk of Loss...............................................25

Section 13.    Indemnification............................................26
     13.1.     Merchant Indemnification...................................26
     13.2      Agent Indemnification......................................27

Section 14.    Defaults...................................................27

Section 15.    FF&E.......................................................28
     15.1.     Sale for Commission........................................28
     15.2.     Guaranteed Return..........................................28

Section 16.    Purchase of Automotive Parts...............................28

Section 17.    Bid Procedures; Breakup Fee................................28

Section 18.    Security Interest..........................................29

Section 19.    Leased/Licensed Departments................................29

Section 20.    Miscellaneous..............................................29
      20.1     Notices....................................................29
      20.2.    Governing Law..............................................30
      20.3.    Termination................................................30
      20.4.    Entire Agreement...........................................30
      20.5.    Amendment..................................................30
      20.6.    No Waiver..................................................30
      20.7.    Successors and Assigns.....................................30
      20.8.    Execution in Counterparts..................................31
      20.9.    Section Headings...........................................31
     20.10.    Survival...................................................31

                               AGENCY AGREEMENT
                               ----------------


     This Agency Agreement is made as of this 31st day of October, 1997, by and between the joint venture composed of Gordon Brothers Partners, Inc., Hilco Trading Co., Inc./Garcel, Inc. d/b/a Great American Asset Management and ALCO Capital Group, Inc. (the "Agent"), and Montgomery Ward & Co., Incorporated, an
                          -----
Illinois corporation and debtor in possession in a case pending in the United States Bankruptcy Court for the District of Delaware, for itself and its affiliated debtors in possession (the "Merchant").

                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, the Merchant is a debtor and debtor in possession under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. sections 101-1330 (as amended, the "Bankruptcy Code") in cases pending before the United States Bankruptcy
     ---------------
Court for the District of Delaware (the "Bankruptcy Court"); and

     WHEREAS, the Merchant desires that the Agent act as the Merchant's exclusive agent for the limited purpose of selling all of the Merchandise (as hereinafter defined) located in Merchant's 48 retail store locations listed on
Exhibit 1 attached hereto (each individually a "Store," and collectively the
---------                                       -----
"Stores"), by means of a promotional, store closing, "going out of business" or similar sale (as further described below, each a "Sale" and collectively, the
                                                  ----
"Sales").
 -----

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agent and the Merchant hereby agree as follows:

     Section 1.  Defined Terms.  The terms set forth below are defined in the
     ---------   -------------
referenced sections of this Agreement:

          Defined Term                       Section Reference
          ------------                       -----------------

          Agency Accounts                    Section 7.2
          Agency Documents                   Section 11.1(b)
          Agent                              Preamble
          Agent Claim                        Section 12.5
          Agent Indemnified Parties          Section 13.1
          Agent's Fee                        Section 3.2
          Agent's Recovery Amount            Section 3.1(b)
          Approval Order                     Section 2
          Auction                            Section 17.1
          Bankruptcy Code                    Recitals
          Bankruptcy Court                   Recitals
          Base Retail Price                  Section 5.3
          Benefits Cap                       Section 4.1

          Defined Term                       Section Reference
          ------------                       -----------------

          Central Service Expenses           Section 4.1
          Clearance Center Merchandise       Section 5.2(b)
          Defective Merchandise              Section 5.2(b)
          Display Merchandise                Section 5.2(b)
          Excluded Benefits                  Section 4.1(b)
          Break-Up Fee                       Section 17.2
          Closing Merchandise Inventory      Section 5.5
          Expense Recovery                   Section 3.1
          Expenses                           Section 4.1
          FF&E                               Section 5.2(a)
          Guaranteed Amount                  Section 3.1 (a)
          Inventory Date                     Section 5.1
          Inventory Taking                   Section 5.1
          Layaway Pick-up Date               Section 8.6
          Merchandise                        Section 5.2(a)
          Merchandise Ceiling                Section 3.1(b)
          Merchandise Threshold              Section 3.1 (b)
          Merchant                           Preamble
          Merchant's Recovery Amount         Section 3.1 (a)
          Near Date Merchandise              Section 5.2(b)
          Notice of Disagreement             Section 5.5
          Occupancy Expenses                 Section 4.1
          Out of Date Merchandise            Section 5.2(b)
          Out of Season Merchandise          Section 5.2(b)
          Point of Sale Merchandise          Section 5.2(b)
          Post-Closing Payment               Section 5.5
          Procedures Order                   Section 10(a)
          Proceeds                           Section 7.1
          Remaining Stores                   Section 8.4
          Repaired Merchandise               Section 2
          Retail Price                       Section 5.3
          Retained Employee                  Section 9.1
          Retained Merchandise               Section 3.2
          Retention Bonus                    Section 9.4
          Returned Merchandise               Section 8.5
          ROR Merchandise                    Section 5.2(b)
          Sale                               Recitals
          Sale Commencement Date             Section 6.1
          Sale Guidelines                    Section 2

          Defined Term                       Section Reference
          ------------                       -----------------

          Sale Term                          Section 6.1
          Sale Termination Date              Section 6.1
          Sales Taxes                        Section 8.3
          Sale Term                          Section 6.1
          Sale Termination Date              Section 6.1
          Sales Taxes                        Section 8.3
          Security Agreement                 Section 10(g)
          Services Cap                       Section 4.1(m)
          Settlement Date                    Section 5.5
          Store(s)                           Recitals
          Supplies                           Section 8.4
          Vendor Charge Back Merchandise     Section 5.2(b)
          Warehouse                          Section 5.2(b)
          WARN Act                           Section 9.1

     Section 2.  Appointment of Agent: Bankruptcy Court Approval.  The Merchant
     ---------   -----------------------------------------------
hereby appoints the Agent, and the Agent hereby agrees to serve, as the Merchant's exclusive agent for the limited purpose of conducting the Sales in accordance with the terms and conditions of this Agreement. Merchant's and Agent's obligations hereunder are subject to approval of the Bankruptcy Court and shall be of no force and effect (other than the provisions of Section 17 upon entry of the Procedures Order) in the event that it is not so approved. As soon as practicable after Merchant's execution of this Agreement, Merchant shall apply to the Bankruptcy Court for an order approving this Agreement in its entirety in a form satisfactory to the Agent (the "Approval Order"). The Approval Order shall provide, among other things, that: (i) this Agreement is in the best interests of Merchant, Merchant's estate, creditors and other parties in interest; (ii) this Agreement (and each of the transactions contemplated hereby) is approved in its entirety; (iii) Merchant and Agent shall be authorized to take any and all actions as may be necessary or desirable to implement this Agreement and each of the transactions contemplated hereby; (iv) Agent shall be entitled to sell all Merchandise hereunder free and clear of all liens, claims, encumbrances or interests thereon ("Liens"); upon payment of the Guaranteed Amount to Merchant, Agent shall have a first priority Lien and security interest in the Merchandise and all Proceeds thereof, with any presently existing Liens encumbering all or any portion of the Merchandise or the Proceeds attaching only to the Guaranteed Amount, the Merchant's Recovery Amount, if any, and amounts reimbursed to Merchant on account of Expenses; (v) Agent shall have the right to use the Stores and all related Store services, furniture, fixtures, equipment and other assets of Merchant as designated hereunder for the purpose of conducting the Sale, free of any interference from any entity or person; (vi) subject to the terms of Section 8 hereof, Agent, as agent for Merchant, is authorized to conduct, advertise, post signs and otherwise promote the Sales as "store closing," "going out of business" or similar type sales without further consent of any person notwithstanding the terms of any lease that purport to restrict the conduct of the Sales; (vii) Agent shall be granted a limited license and right to use until the Sale Termination Date the trade names and logos relating to and used in connection with the operation of the Stores, solely for the purpose of advertising the Sales in accordance with the terms of this Agreement; (viii) each and every federal, state or local agency, department or governmental authority with regulatory authority over the Sale and all newspapers and other advertising media in which the Sales are advertised shall be directed to accept the Approval Order as binding and to allow Merchant and Agent to consummate the transactions provided for in this Agreement, including, without limitation, the conducting and advertising of the Sales in the manner contemplated by this Agreement, and no further approval, license or permit of any governmental authority shall be required; (ix) all utilities, landlords, creditors and all persons acting for or on their behalf shall not interfere with or otherwise impede the conduct of the Sales, institute any action in any court (other than in the Bankruptcy Court) or before any administrative body which in any way directly or indirectly interferes with or obstructs or impedes the conduct of the Sales; (x) the Bankruptcy Court shall retain jurisdiction over the parties to enforce this Agreement; (xi) Agent shall not be liable for any claims against the Merchant other than as expressly provided for in this Agreement, and Agent shall have no successorship liabilities whatsoever; and (xii) Agent shall be entitled to the protections of section 363(m) of the Bankruptcy Code in the event that the Approval Order is reversed or modified on appeal. Merchant shall have the right, upon written notice to Agent on or before November 5, 1997, to amend Exhibit 1 attached hereto to add up to two additional stores of Merchant or to remove two Stores therefrom; provided that in the event of any such amendment to Exhibit 1, Merchant and Agent shall negotiate in good faith to determine the appropriate adjustment to the Merchandise Threshold and Merchandise Ceiling to reflect such amendment. In the event of any such amendment to Exhibit 1, the merchandise located at the Stores (x) added to Exhibit 1 shall constitute Merchandise in accordance with the terms of this Agreement and (y) removed from Exhibit 1 shall be excluded from the definition of Merchandise.

     Section 3.  Consideration to Merchant and Agent.
     ---------   -----------------------------------

          3.1.   Payment[s] to Merchant
                 ---------------------

                 (a) (i) As a guaranty of Agent's performance hereunder, Merchant shall receive from Agent 43% of the aggregate Retail Price of the Merchandise, except for On Order Merchandise, Returned Merchandise, ROR Merchandise, Layaway, Repair and Special Order Merchandise received at the Stores on and after the Sale Commencement Date, for which Merchant shall receive the product of 43% of the Retail Price of the Merchandise times the complement of the then prevailing Sale discount at the time of the receipt of such Merchandise at the Stores (the "Guaranteed Amount").
                                             -----------------

                     (ii) To the extent that Proceeds exceed the sum of the Guaranteed Amount, plus all Expenses, plus the Agent's Fee, plus Sales Taxes, Merchant shall receive from Agent 66-2/3% of such excess Proceeds (the "Merchant's Recovery Amount") and Agent shall retain 33-1/3% of such
           --------------------------
     excess Proceeds (the "Agent's Recovery Amount"); provided, however, that
                           -----------------------
     for purposes of calculating the Merchant's Recovery Amount, Expenses shall not exceed 13.5% of the aggregate Retail Price of the Merchandise.

                    (iii) Agent shall pay to Merchant the Guaranteed Amount and the Merchant's Recovery Amount, if any, in the manner and at the time[s] specified in Section 3.3 below. The Guaranteed Amount and the Merchant's Recovery Amount will be calculated based upon (A) the final certified report of the inventory taking service after verification and reconciliation thereof by Agent and Merchant, and (B) reconciliation by Merchant and Agent of On Order Merchandise received at the Stores in the manner provided herein.

               (b) The Guaranteed Amount and Merchant's Recovery Amount have been calculated and agreed upon based upon Merchant's representation that the aggregate Retail Price of the Merchandise as of the Sale Commencement Date will not be less than $150 million (the "Merchandise Threshold") or more than $182
                                    ---------------------
million (the "Merchandise Ceiling"), that all such Merchandise will conform to
              -------------------
Merchant's representations and warranties contained herein, and that no representations, warranties or covenants of Merchant hereunder have been breached. Merchant and Agent agree that in the event that the aggregate Retail Price of Merchandise is less than the Merchandise Threshold or greater than the Merchandise Ceiling, then the percentage on which the Guaranteed Amount is based shall be reduced by .12% for each $1 million that such Retail Price is either less than the Merchandise Threshold or greater than the Merchandise Ceiling. The parties agree that the reduction in the percentage on which the Guaranteed Amount is based is Agent's sole remedy for the failure of the aggregate Retail Price of the Merchandise as of the Sale Commencement Date to be at least $150 million but less than $182 million in accordance with this Section 3.1(b).

          3.2.  Compensation to Agent. Agent shall receive as its compensation
                ---------------------
for services rendered to Merchant from all remaining Proceeds of the Sales, after payment of the Guaranteed Amount, all Expenses and all Sales Taxes, an amount equal to up to 2 % of the aggregate Retail Price of the Merchandise (the "Agent's Fee"). In addition, to the extent that Proceeds exceed the sum of the
 -----------
Guaranteed Amount, plus all Expenses (provided, however, that for purposes of calculating the Merchant's Recovery Amount, Expenses shall not exceed 13.5% of the aggregate Retail Price of the Merchandise), plus the Agent's Fee, plus Sales Taxes, Agent shall receive from all remaining Proceeds of the Sales the Agent's Recovery Amount and Merchant shall receive from Agent the Merchant's Recovery Amount. Provided that no Event of Default has occurred and continues to exist on the part of the Agent, as additional consideration hereunder, all Merchandise remaining at the conclusion of the Sale shall become the property of Agent, free and clear of all Liens of any kind or nature; provided, however, that any net proceeds received from the disposition of any Merchandise which becomes the property of Agent pursuant to this paragraph at the conclusion of the Sale (the "Retained Merchandise") shall be deemed Proceeds under this Agreement for
 --------------------
purposes of calculating the Agent's Recovery Amount and the Merchant's Recovery Amount. Agent covenants to use its best efforts to maximize the value of the Merchandise, including the Retained Merchandise.

          3.3.  Time of Payments.
                ----------------

                (a) The Agent shall pay to Merchant 75% of the estimated Guaranteed Amount attributable to Merchandise in the Stores as of the Sale Commencement Date within two business days after entry by the Bankruptcy Court Clerk of the Approval Order, which amount shall be calculated based upon Merchant's good faith estimate of the value of such Merchandise as of such date as set forth in Merchant's books and records; such estimate to be based on Merchant's HW fourth week (October 25, 1997) report, rolled forward to include projected sales and receipts of goods through such date and adjusted to reflect anticipated writedowns in accordance with Section 5.3 hereof. Thereafter, within two (2) business days after the Settlement Date, (i) Agent shall pay to Merchant any portion remaining due on account of the Guaranteed Amount (the "Post-Closing
                                                                    ------------
Payment"). Agent shall pay to Merchant any disputed portions of the Post-Closing
-------
Payment as soon as practicable after resolution of such dispute in accordance with Section 5.5 below; or (ii) to the extent that Agent's payment on account of the estimated Guaranteed Amount exceeds the actual Guaranteed Amount, Merchant shall immediately reimburse such excess to Agent.



                (b) The Agent shall make payments of the portion of the Guaranteed Amount attributable to On Order Merchandise, Returned Merchandise and Repair Merchandise received at the Stores after the Inventory Date on a weekly basis for all such items received during the prior week (i.e., Sunday through Saturday). Any such payment shall be made immediately following the weekly Sale reconciliation by Merchant and Agent pursuant to Section 8.7 below.

                (c) Within two (2) days after completion by Merchant and Agent of the final Sale reconciliation pursuant to Section 8.7 below, Agent shall pay to Merchant the Merchant's Recovery Amount due hereunder, if any.

                (d) All payments by Merchant or Agent hereunder shall be by wire transfer of immediately available funds.

    Section 4.  Expenses of the Sale.
    ---------   --------------------

          4.1.  Expenses. Agent shall be responsible for all Expenses incurred
                --------
in conducting the Sales. As used herein, "Expenses" shall mean the following
                                          --------
direct Store-level expenses incurred in connection with the Sales at the Stores which arise during the Sale Term at the Stores:

                (a) base payroll (including commissions) actually accruing during the Sale Term for Retained Employees for actual days/hours worked in the conduct of the Sales;

                (b) amounts actually accruing during the Sale Term in respect of FICA, unemployment taxes, worker's compensation and benefits for Retained Employees, in an amount not to exceed 14% of base payroll for each Retained Employee (the "Benefits Cap");
               ------------

                (c) Agent's Sale supervisors' fees, bonuses and expenses (including travel costs), for which Agent shall provide reasonable documentation;

                (d) advertising, promotional and in-Store signage expenses (at Merchant's contract rates, if available);

                (e) telephone expenses, armored car expenses, delivery charges and housekeeping expenses;

                (f) credit card (other than Merchant's private label charge cards) and bank card fees and discounts (at Merchant's customary rates) and chargebacks;

                (g) a pro-rata portion (based upon the length of the Sale Term) of each of Merchant's casualty insurance premiums attributable to the Merchandise and Merchant's general liability insurance premiums with respect to the Stores and the Merchandise;

                (h) Agent's cost of capital and other costs associated with the transaction (including Agent's reasonable attorneys' fees and expenses), for which Agent shall provide reasonable documentation;

                (i) expenses relating to transfers of Merchandise between Stores (other than as otherwise set forth herein);

                (k) expenses relating to the assembly of "ready to assemble" Merchandise;

                (l)  Retention Bonuses as described in Section 9.4 below; and

                (m) Occupancy Expenses, limited on a per diem per Store basis and limited to those amounts and categories as described in Exhibit 4.1(m)
                                                            --------------
attached hereto.

     Merchant agrees to provide Agent information management services, administrative services, payroll processing and similar services included in the services necessary for the Agent to conduct the Sales, including, without limitation POS administration, sales audit, cash reconciliation, payroll processing and other similar services. Agent agrees to pay Merchant for such services in an amount equal to $20,000 per week for all such costs and expenses for such services (the "Services Cap").
                        ------------

     Notwithstanding anything to the contrary contained in this Section 4.1, "Expenses" shall include Agent's Sale supervisors' fees, bonuses and expenses (including travel costs) for which Agent shall provide reasonable documentation, incurred during the Inventory Taking and 50% of the fees and costs of the inventory taking service to conduct the Inventory Taking and "Expenses" shall not include: (i) Excluded Benefits; (ii) Central Service Expenses; and (iii) any other costs, expenses or liabilities payable by Merchant, all of which shall be paid by Merchant promptly when due for and during the Sale Term.

As used herein, the following terms have the following respective meanings:

          "Central Service Expenses" means costs and expenses for Merchant's
           ------------------------
central administrative services necessary for the Sale, including, but not limited to, MIS services, POS administration, payroll processing, sales audit, cash reconciliation and data processing and reporting, to the extent in excess of the Services Cap.

          "Excluded Benefits" means vacation days or vacation pay, sick days or
           -----------------
sick leave, maternity benefits or other leaves of absence, termination or severance pay, WARN Act benefits, union dues, pension benefits, ERISA coverage and similar contributions, and payroll taxes, worker's compensation and health insurance benefits in excess of the Benefits Cap.

          "Occupancy Expenses" means actual base rent, percentage rent, HVAC,
           ------------------
utilities, CAM, real estate taxes, merchant's association dues and charges, POS terminal leasing, trash removal, and building insurance relating to the Stores.

          4.2.  Payment of Expenses.  All Expenses incurred during each week of
                -------------------
the Sale (i.e. Sunday through Saturday) shall be paid by Agent to or on behalf of Merchant, or offset from Proceeds held by Merchant, immediately following the weekly Sales reconciliation by Merchant and Agent pursuant to Section 8.7 below, based upon invoices and other documentation reasonably satisfactory to Agent.

     Section 5. Inventory Valuation Merchandise
     ---------  -------------------------------

          5.1.  Inventory Taking. If Agent is the successful bidder at the
                ----------------
Auction, Merchant shall close each Store at the end of normal business hours for such Store on November 5, 1997. Such Stores shall remain closed until the Sale Commencement Date. Merchant and Agent shall cause to be taken (i) a Retail Price physical inventory, and (ii) an "SKU" inventory of the Merchandise (the "Inventory Taking") commencing after the close of business at each of the Stores
 ----------------
on November 5, 1997 and ending prior to the commencement of business on November 8, 1997 (each such date of the Inventory Taking for each Store, as applicable, being the "Inventory Date"). Merchant and Agent shall jointly employ WIS or
           --------------
another mutually acceptable inventory taking service to conduct the Inventory Taking. Agent shall be responsible for 50% of the costs and fees of the inventory taking service as an Expense hereunder, and the balance of such costs and fees shall be paid by Merchant. Except as provided in the immediately preceding sentence, Merchant and Agent shall bear their respective costs and expenses relative to the Inventory Taking. Merchant and Agent shall each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. Merchant agrees that during the conduct of the Inventory Taking at each Store such Store shall be closed to the public and no sales or other transactions shall be conducted. The procedures to be used in the conduct of the Inventory Taking and its verifications are set forth on Exhibit 5.1 attached
                                                        -----------
hereto. To facilitate the Inventory Taking, Merchant agrees to make its SKU data files and related computer hardware and software available to Agent and the inventory taking service commencing on the date of this Agreement.

     5.2. Merchandise Subject to this Agreement.
          -------------------------------------

          (a)  For purposes of this Agreement, "Merchandise" shall mean: (i) all
                                                -----------
saleable finished goods inventory that is owned by Merchant and located at the Stores as of the Sale Commencement Date, including, without limitation, (A) Defective Merchandise, Near Date Merchandise and Out of Date Merchandise, (B) Display Merchandise, (C) Out of Season Merchandise, (D) Point of Sale Merchandise, (E) Clearance Center Merchandise; (ii) ROR Merchandise; and (iii) Vendor Charge Back Merchandise. Notwithstanding the foregoing, "Merchandise"
                                                                 -----------
shall not include: (1) goods which belong to sublessees, licensees or concessionaires of Merchant; (2) finished goods that are hard automotive parts that ordinarily require installation to sell in the ordinary course of business (which goods are addressed by Section 16 hereof); (3) goods held by Merchant on memo, on consignment, or as bailee; (4) defective goods, near date merchandise and out of date merchandise for which Merchant and Agent cannot agree upon a Retail Price; (5) furnishings, trade fixtures, equipment and improvements to real property which are located in the Stores (collectively, "FF&E"); (6)
                                                              ----
display and floor sample merchandise that is not in working order; (7) goods delivered by Bose to Merchant that remain in sealed boxes on the Inventory Date applicable to each Store; (8) credit premiums offered by Merchant in the form of tangible assets ordinarily provided to customers as gifts; and (9) jewelry that was transferred into the Stores on or after October 7, 1997 and is identified on
Exhibit 5.2(a) attached hereto.
--------------

          (b) As used in this Agreement the following terms have the respective meanings set forth below:

          "Clearance Center Merchandise" means merchandise located at the Stores
           ----------------------------
identified as liquidation or clearance centers on Exhibit 1 hereto.
                                                  ---------

          "Defective Merchandise" means any item of merchandise not included in
           ---------------------
any of the other categories of Merchandise in this Section 5.2 and agreed upon and identified by Agent and Merchant during the Inventory Taking as defective or otherwise not salable in the ordinary course because it is dented, worn, scratched, broken, faded, soiled, stained, incomplete, shopworn, chipped, tom, mismatched or affected by other similar defects rendering it not first quality, and as to which Agent and Merchant mutually agree on its value to define its Retail Price.

          "Display Merchandise" means any item of Merchandise which is removed
           -------------------
from its packaging, or installed, affixed or otherwise on display for the purpose of viewing or demonstrating its function or design that is in working order and on a Store selling floor in the departments set forth in Exhibit
                                                                   -------
5.2(b)(1).
---------

          "Layaway, Repair, and Special Order Merchandise" means all items of
           ----------------------------------------------
Merchandise held at the Stores on layaway or for repair, or customer-specific special orders for goods, in each case pursuant to binding agreements, invoices or other legal documentation, where (A) the documentation is clear as to the name, address, telephone number, date of last payment and balance due from the customer, and (B) the goods subject to layaway, repair or special order are properly identified, segregated, and in a condition as described in the documentation.

          "Near Date Merchandise" means any item of Merchandise with an
           ---------------------
expiration date 30 days or less after the Sale Commencement Date which does not constitute Outdated Merchandise, and as to which Agent and Merchant mutually agree on its value to define its Retail Price.

          "On Order Merchandise" means first-quality, current in season or next
           --------------------
season goods (A) to be received at the Stores in the ordinary course from Merchant's vendors on or before November 24, 1997, (B) which are consistent as to type, quality and mix as Merchandise presently located at the Stores, (C) which are ticketed at Merchant's expense and in accordance with Merchant's historic ticketing practices upon delivery to the Stores, (D) having an aggregate Retail Price not in excess of $10,000,000, and (E) all of which is described in Exhibit 5.2(b)(2) attached hereto.
             -----------------

          "Out of Date Merchandise" means Merchandise having an expiration date
           -----------------------
on or before the Sale Commencement Date and as to which Agent and Merchant mutually agree on its value to define its Retail Price.

          "Out of Season Merchandise," means all items of Merchandise which (a)
           -------------------------
relate to holidays falling outside of the Sale Term, including (in each case) items which are packed away for sale on a future date or (b) air conditioners that had not been returned to vendors or Warehouses as of the Inventory Date (the "Air Conditioners"), except Out of Season Merchandise does not include
      ----------------
Christmas or New Year Merchandise.

          "ROR Merchandise" means all items of Merchandise designated at the
           ---------------
Stores as repaired or goods returned from retail customers that is in working order.

          "Point of Sale Merchandise" means Merchandise that has been priced on
           -------------------------
a point of sale basis below full retail prices for a period of at least six consecutive weeks commencing after August 17, 1997.

          "Vendor Charge Back Merchandise" means Merchandise that is awaiting
           ------------------------------
disposition or processing back to vendors in the Vendor Charge Back Rooms or other areas of the Stores.

          5.3.  Valuation.  For purposes of this Agreement, "Retail Price" shall
                ---------                                    ------------
mean, with respect to each item of Merchandise, the lower of (a) the lowest ticketed, lowest marked, or lowest selling price (including, without limitation, "red tags" and "yellow tags") of such item after September 1, 1997 but excluding temporary promotional activity, or (b) the SKU "FPLU" price of such item on October 26, 1997 (the "Base Retail Price"), except for:
                       -----------------

               (i) items of Out of Season Merchandise, where "Retail Price" shall mean (A) with respect to Air Conditioners, the lower of (x) seventy five percent (75%) of the Base Retail Price of each such item, or (y) the lowest price offered to the public for such item from September 1, 1997, as indicated in the Promotional Look Up File; and (B) with respect to all other items of Out of Season Merchandise, the lower of (x) fifty percent (50%) of the Base Retail Price of each such item, or (y) the lowest price offered to the public for such item from September 1, 1997, as indicated in the Promotional Look Up File;

               (ii) Defective Merchandise Near Date Merchandise, and Out of Date Merchandise where "Retail Price" shall mean such value as to which Agent and Merchant shall mutually agree;

               (iii) Point of Sale Merchandise where "Retail Price" shall mean the average offered retail price for such item by any and all means over the applicable six-week (or greater) period such goods were sold below ticketed or marked prices;

               (iv) Display Merchandise, where "Retail Price shall mean 80% of the Base Retail Price;

               (v) Clearance Center Merchandise and ROR Merchandise, where "Retail Price" shall mean the lower of the ticketed price and the "signed" price; and

               (vi) Vendor Charge Back Merchandise, where "Retail Price" shall mean 20% of the Base Retail Price.

     The Retail Price of any item of Merchandise shall exclude all Sales Taxes, and Merchant represents that (i) the ticketed prices of all items of Merchandise do not and shall not include any Sales Taxes, and (ii) all registers located at the Stores are programmed to correctly compute all Sales Taxes required to be paid by the customer under applicable law. If an item of Merchandise has more than one ticketed price, or if multiple items of the same SKU of like kind and quality are marked at different prices, the lowest ticketed price on any such item shall prevail for such item or for all such items within the same SKU, as the case may be, unless it is clear that the lowest ticket price was mismarked.

          5.4.  Excluded Goods.  Merchant shall retain all responsibility for
                --------------
any goods not included as "Merchandise" hereunder.

          5.5.   Post-Closing Payment.  Within 20 days after WIS delivers the
                 --------------------
final inventory report to Merchant and Agent, Merchant and Agent shall jointly reconcile such report and use their respective good faith efforts to agree upon the aggregate Retail Price of all Merchandise included in the Inventory Taking determined in accordance with Sections 5.1, 5.2 and 5.3 (the "Closing
                                                              -------
Merchandise Inventory"), together with an agreed upon determination of the Post-
---------------------
Closing Payment. The Closing Merchandise Inventory and the determination of the Post-Closing Payment shall become final and binding upon the parties on the earliest of (i) the date the parties hereto agree in writing with respect thereto or (ii) the date all matters in dispute are finally resolved in writing by the Bankruptcy Court. If Agent and Merchant and unable to agree upon the Closing Merchandise Inventory within such 20-day period or such additional periods to which the parties may agree, Agent and the Merchant shall submit to the Bankruptcy Court for review and resolution all matters which are dispute, and the Bankruptcy Court shall make a final determination of Closing Merchandise Inventory and the Post-Closing Payment in accordance with the guidelines and procedures set forth in this Agreement. The Closing Merchandise Inventory and the Post-Closing Payment as determined in accordance with this Section 5.5 shall become final and binding on the parties on the date the Bankruptcy Court delivers its final resolution to the parties. Agent and Merchant shall each bear their own fees and expenses in connection with the Bankruptcy Court's resolution. The "Settlement Date" shall be as applicable (a) the date the
                 ---------------
parties agree in writing to the Closing Merchandise Inventory and the Post-Closing Payment or (b) the date the matters in dispute are finally resolved by the Bankruptcy Court.

     Section 6.  Sale Term.
     ---------   ---------

           6.1.  Term.  Subject to satisfaction of the conditions precedent set
                 ----
forth in Section 13 hereof, the Sale shall commence at each Store on November 8, 1997 or on such other date on which Merchant and Agent shall agree (such date with respect to each Store being the "Sale Commencement Date"). The Agent shall complete the Sale at each Store no later than January 12, 1998, unless the Sale is extended by mutual written agreement of Agent and Merchant (the "Sale
                                                                    ----
Termination Date;" the period from the Sale Commencement Date to the Sale
----------------
Termination Date as to each Store being the "Sale Term").  The Agent may, in its
                                             ---------
discretion, terminate the Sale at any Store at any time within the Sale Term.

          6.2.  Vacating the Stores.  At the end of the Sale Term at each Store,
                -------------------
Agent agrees to leave the Stores in "broom clean" condition and shall repair damage to the premises caused by removal, if any, of the FF&E by Agent or action or Agent, ordinary wear and tear excepted, subject to any right granted to Agent to sell or dispose of the FF&E pursuant to Section 15 below, and at which time Agent shall surrender and deliver the Store premises and Store keys to Merchant. Subject to any right granted to Agent to sell or dispose of the FF&E pursuant to
Section 15 below, all assets of Merchant used by Agent in the conduct of the Sale (e.g. FF&E, Supplies, etc.) shall be returned by Agent to Merchant at the end of the Sale Term to the extent the same have not been consumed in the conduct of the Sale or have not been otherwise disposed of through no fault of the Agent. At Merchant's request on or before November 17, 1997, Agent shall use its reasonable efforts to vacate the Englewood Store on or about December 1, 1997. Merchant shall be responsible for all costs and expenses of transferring inventory from such

Store to one or more of the other Stores in its efforts to so vacate.

     Section 7.  Sale Proceeds.
     ---------   -------------

           7.1.  Proceeds.  For purposes of this Agreement, "Proceeds" shall
                 --------                                    --------
mean the aggregate of. (a) the total amount (in dollars) of all sales of Merchandise made under this Agreement, exclusive of (i) Sales Taxes and (ii) returns, allowances and customer credits; (b) all proceeds of Merchant's or Agent's insurance for loss or damage to Merchandise or loss of cash arising from events occurring during the Sale Term; and (c) net proceeds of Retained Merchandise.

          7.2.  Deposit of Proceeds.  All cash Proceeds shall be deposited by
                -------------------
Agent in agency accounts established by Agent (the "Agency Accounts"). Agent may, in its discretion, designate new or existing accounts of Agent or Merchant as the Agency Accounts, provided that such accounts are dedicated solely to the deposit of Proceeds and the disbursement of amounts payable by Agent hereunder. Agent shall exercise sole signatory authority and control with respect to the Agency Accounts. Merchant shall promptly upon Agent's request execute and deliver all necessary documents to open and maintain the Agency Accounts. To the extent that Agent shall elect to use existing accounts of Merchant as the Agency Accounts, (i) commencing on the first business day following the Sale Commencement Date, and on each business day thereafter, Merchant shall pay to Agent by wire funds transfer all collected funds constituting Proceeds deposited in such accounts and (ii) upon request, Merchant shall deliver to Agent copies of all bank statements and other information relating to such accounts. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all bank fee and charges, including wire transfer charges, related to the Agency Accounts, whether received during or after the Sale Term.

          7.3.  Credit Card Proceeds.  Agent shall have the right (but not the
                --------------------
obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processor(s), credit card processor coding, merchant identification number(s) and existing bank accounts, but excluding the Montgomery Ward in-house charge card facility with General Electric) for credit card Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent and for Agent's account, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processor(s), and shall take such other actions necessary to process credit card transactions on behalf of Agent under Merchant's merchant identification number(s). All credit card Proceeds will constitute the property of the Agent and shall be held by Merchant in trust for Agent. Merchant shall deposit all credit card Proceeds into a designated account and shall transfer such Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish merchant identification numbers under Agent's name to enable Agent to process all credit card Proceeds for Agent's account.

Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term.

Notwithstanding anything to the contrary in this Section 7.3, Agent shall not have the right to use Merchant's private label charge cards unless General Electric agrees in writing to an arrangement acceptable to Agent with respect thereto.

     Section 8.  Conduct of the Sale.
     ---------   -------------------

          8.1.   Rights of Agent.  Subject to the terms of the Store closing
                 ---------------
guidelines attached hereto is Exhibit 8.1, the Agent shall be permitted to
                             -----------
conduct the Sales as "store closing" sales for the Stores identified on Exhibit
                                                                        -------
8.1(a) attached hereto and as "going out of business" sales for the Stores
------
identified on Exhibit 8.1(b) attached hereto or similar sale throughout the Sale
              --------------
Term. The Agent shall conduct the Sales in the name of and on behalf of the Merchant in a commercially reasonable manner and in compliance with the terms of this Agreement and the Approval Order. In addition to any other rights granted to Agent hereunder and subject to entry of the Approval Order, in conducting the Sales, the Agent, in the exercise of its sole discretion, shall have the right:

               (a) to establish and implement advertising, signage, and promotion programs consistent with the "store closing" theme as to Stores identified on Exhibit 8.1(a) or "going out of business" theme as to Stores
              --------------
identified on Exhibit 8.1(b) (including, without, limitation, by means of media
              --------------
advertising, banners, A-frame, and similar interior and exterior signs), provided, however, that Agent shall not advertise the Sales via television
--------  -------
broadcasting in the Dallas, Texas, Chicago, Illinois, Phoenix, Arizona, Los Angeles, California, Denver, Colorado, Detroit, Michigan and Tampa, Florida markets; provided further that the content of any radio and television
         --------
advertising shall be provided to Merchant and Merchant shall have the right within 48 hours of such delivery to approve such content (which approval shall not be unreasonably withheld or delayed). The failure of Merchant to object to the content of the advertising within such 48-hour period shall be deemed to constitute approval thereof by Merchant;

               (b)  to establish Sale prices and Store hours;

               (c) to use without charge during the Sale Term all FF&E, advertising materials, bank accounts, computer hardware and software, Supplies, intangible assets (including Merchant's name, logo and tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores (whether owned, leased, or licensed);

               (d) to transfer Merchandise between Stores and/or between the Stores; and

               (e) to use (i) Merchant's central office facilities, central and administrative services and personnel to process payroll, perform MIS services and cash reconciliation, and provide other central office services necessary for the Sales, and (ii) one office located at Merchant's central office facility as necessary for the Sales and as currently provided.

          8.2.  Terms of Sales to Customers.  All sales of Merchandise will be
                ---------------------------
"final sales" and "as is," and all advertisements and sales receipts will reflect the same. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturer's warranties to customers. All sales will be made only for cash, and by bank credit cards currently accepted by Merchant, but excluding Merchant's private label charge account. Agent shall, at Merchant's request, accept gift certificates, store credits and due bills and rain checks, discount cards and other promotional items providing the customer with an additional discount or credit which have been issued by Merchant prior to the Sale Commencement Date, provided that Merchant agrees to reimburse Agent in cash for the face amount of any such items (other than "Yes Club" and associate discounts) within five (5)days after Agent's request therefor. Agent will accept, in its sole discretion, "Yes Club" and associate discounts during the Sale Term, provided, however, that Agent shall accept associate discounts through November 16, 1997.

          8.3.  Sales Taxes.  During the Sale Term, all sales, excise, gross
                -----------
receipts and other taxes attributable to sales of Merchandise (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be added to the sales price of Merchandise and collected by
 -----------
Agent at the time of sale. The Agent shall draw checks on the Agency Accounts payable to the applicable taxing authorities in the amount so collected, which shall be delivered together with accompanying schedules to Merchant on a timely basis for payment of taxes when due. Merchant shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities. Merchant will be given access to the computation of gross receipts and any and all other relevant information for verification of all such tax collections.

          8.4.  Supplies.  Agent shall have the right to use, without charge,
                --------
all existing supplies located at the Stores, including, without limitation, boxes, bags, paper, twine and similar sales materials (collectively, "Supplies"). In the event that additional Supplies are required in any of the
 --------
Stores during the Sale, Merchant agrees to promptly provide the same to, Agent, if available, for which Agent shall reimburse Merchant at Merchant's cost therefor. Merchant does not warrant that the existing Supplies in the Stores as of the Sale Commencement Date are adequate for the purposes of the Sale. Supplies have not been since September 1, 1997, and shall not be prior to the Sale Commencement Date, transferred by Merchant between or among the Stores, Merchant's other locations not subject to the Sale (the "Remaining Stores")
                                                         ----------------
and/or the merchandise storage facilities of Merchant (the "Warehouses"), so as to alter the mix or quantity of Supplies at the Stores from that existing on such date, other than in the ordinary course of business.

          8.5.  Returns of Merchandise.  During the Sale Term the Agent shall
                ----------------------
accept returns of goods sold by Merchant from the Stores prior to the Sale Commencement Date only in accordance with Merchant's current custom and practice ("Returned Merchandise"), provided such goods are accompanied by the original
  --------------------
Store receipt and such return is otherwise in accordance with the applicable return policy for such Store in effect prior to the Sale Commencement Date. Merchant shall reimburse Agent in cash for the amount of any store credit or refund given to any customer in respect of Returned Merchandise. To the extent that Returned Merchandise is salable as first quality merchandise, it shall be included in Merchandise and for purposes of calculation of the Guaranteed Amount, shall be valued at the Retail Price applicable to such item multiplied by the compliment of the prevailing Sale discount at the time of the return. If the Returned Merchandise constitutes Defective Merchandise, Display Merchandise or Near Date Merchandise, it shall be included in Merchandise and assigned a Retail Price in accordance with the applicable provisions of Section 5.3 above multiplied by the compliment of the prevailing Sale discount. Subject to Merchant's reimbursement to Agent of the amount of any store credit or refund granted for any Returned Merchandise, the aggregate Retail Price of the Merchandise shall be increased by the Retail Price of any Returned Merchandise included in Merchandise (determined in accordance with this Section 8.5), and the Guaranteed Amount shall be adjusted accordingly. Any Returned Merchandise which is not included in Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant or, in the absence of such instructions, returned to Merchant at the end of the Sale Term. Any increases in the Guaranteed Amount and any reimbursements due to Agent as result of Returned Merchandise shall be accounted for and paid by Agent and/or Merchant, as applicable, immediately following the weekly Sale reconciliation pursuant to
Section 8.7 hereof. Upon Merchant's written request, and at Merchant's sole cost and expense, Agent shall mark Merchandise in the manner reasonably requested by Merchant to permit Merchant to identify such Merchandise at Merchant's stores (other than the Stores) upon return thereof.

          8.6.  Layaway, Repair and Special Order Merchandise.  Promptly after
                ---------------------------------------------
the execution of this Agreement, Merchant shall notify each customer for which Merchant holds Layaway, Repair and Special Order Merchandise of the Sale and request such customers to pick up and pay for the applicable item(s) by within seven (7) days of the Sale Commencement Date (the "Layaway Pick-up Date"). Any
                                                   --------------------
amounts paid for Layaway, Repair and Special Order Merchandise on or before the close of business on the Layaway Pick-up Date shall be for the sole account of Merchant. Subject to applicable law, any Layaway, Repair and Special Order Merchandise unclaimed by customers by the Layaway Pick-up Date shall be included in Merchandise and the Guaranteed Amount shall be adjusted to account for such items in the manner prescribed for Returned Merchandise in Section 8.5 above. Prior to the Layaway Pick-up Date, Agent shall, administer all Layaway, Repair and Special Order Merchandise in accordance with the document and agreements relating thereto, provisions of applicable law, and Merchant's historic policies provided to Agent in writing. In the event that Agent is required to issue refunds to customers in respect of Layaway, Repair and Special Order Merchandise, Merchant shall reimburse Agent in cash for all such amounts. At the end of the Sale Term, Agent shall transfer responsibility for any remaining items of Layaway, Repair and Special Order Merchandise back to Merchant after appropriate and legally required communications to customers and reconciliation between Agent and Merchant.

All payments by Agent and Merchant required under this Section 8.6 shall be made immediately following the weekly Sale reconciliation by Agent and Merchant pursuant to Section 8.7 hereof.

          8.7.  Sale Reconciliation.  On each weekday agreed upon by the
                -------------------
parties during the Sale Term, commencing on the second such weekday after the Sale Commencement Date, Agent and Merchant shall cooperate to reconcile Expenses, receipts of Returned Merchandise at the Stores (including quantities and Retail Price thereof, and such other Sale-related items as either party shall reasonably request, in each case for the prior week or partial week (i.e. Sunday through Saturday), all pursuant to procedures agreed upon by Merchant and Agent. Within forty five (45) days after the end of the Sale Term, Agent and Merchant shall complete a final reconciliation of the Sale, the written results of which shall be certified by representations of each of Merchant and Agent as a final settlement of accounts between Merchant and Agent.

          8.8.  Force Majeure.  If any casualty or act of God prevents or
                -------------
substantially inhibits the conduct of business in the ordinary course at any Store, such Store and the Merchandise located at such Store shall, in Agent's discretion, be eliminated from the Sale and considered to be deleted from this Agreement as of the date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided, however,
                                                              --------  -------
that (i) the proceeds of any insurance attributable to such Merchandise shall constitute Proceeds hereunder, and (ii) the Guaranteed Amount shall be reduced to account for any Merchandise eliminated from the Sale which is not the subject of insurance proceeds, and Merchant shall reimburse Agent for the amount the Guaranteed Amount is so reduced prior to the end of the Sale Term.

          8.9.  Merchant Services.  Throughout Sale Term, Merchant shall
                -----------------
provide to Agent such central administrative services as are necessary for the Sales, including, without limitation, MIS services, POS administration, payroll processing, sales audit, cash reconciliation and data processing and reporting.

    Section 9.  Employee Matters.
    ---------   ----------------

          9.1.  Merchant's Employees.  Agent may use Merchant's employees in the
                --------------------
conduct of the Sale to the extent Agent in its sole discretion deems expedient, and Agent may select and schedule the number and type of Merchant's employees required for the Sale. Agent shall identify any such employees to be used in connection with the Sale (each such employee, a "Retained Employee") prior to
                                                 -----------------
the Sale Commencement Date. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant shall have the right, with the prior written consent of Agent, to transfer Retained Employees to stores of Merchant (other than the Stores).

Merchant and Agent agree that except to the extent that wages and benefits of Retained Employees constitute Expenses hereunder, nothing contained in this Agreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, Excluded Benefits, Worker Adjustment Retraining Notification Act ("WARN Act') claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Notwithstanding anything to the contrary set forth in this Agreement, Agent shall be responsible for actions taken by Retained Employees at Agent's express direction. Merchant shall not, without prior written consent of Agent, raise the salary or wages or increase the benefits for, or pay any bonuses or make any other extraordinary payments to, any of its employees prior to the Sale Termination Date. Agent shall comply in the conduct of the Sale with all of Merchant's employee rules, regulations, guidelines and policies which have been provided to Agent in writing prior to the date of this Agreement.

          9.2.  Termination of Employees.  Agent may in its discretion stop
                ------------------------
using any Retained Employee at any time during the Sale. In the event of termination of any Retained Employee, Agent will use all reasonable efforts to notify Merchant at least five (5) days prior thereto, except for termination "for cause" (such as dishonesty, fraud or breach of employee duties), in which event no prior notice to Merchant shall be required, provided Agent shall notify Merchant as soon as practicable after such termination. From and after the date of this Agreement and until the Sale Termination Date, Merchant shall not transfer or dismiss employees of the Stores except "for cause" without Agent's prior consent.

          9.3.  Payroll Matters.  During the Sale Term Merchant shall process
                ---------------
the base payroll for all Retained Employees. Each weekday agreed upon by the parties during the Sale Term the Agent shall transfer from the Agency Accounts to Merchant's payroll accounts an amount equal to the base payroll (including commissions) for Retained Employees plus related payroll taxes, worker's compensation and benefits for such week which constitute Expenses hereunder. Merchant has provided to Agent a true and accurate description of Merchant's base payroll, related payroll taxes, worker's compensation and employee benefits, and Merchant represents that such description is true and accurate in all material respects as of the date hereof.

          9.4.  Employee Retention Bonuses.  In Agent's sole discretion Proceeds
                --------------------------
may be used to pay, as an Expense, retention bonuses ("Retention Bonuses")
                                                       -----------------
(which bonuses shall be inclusive of payroll taxes but as to which no benefits shall be payable) to Retained Employees who do not voluntarily leave employment and are not terminated "for cause." Such Retention Bonuses shall be payable within thirty (30) days after the Sale Termination Date, and shall be processed through Merchant's payroll system.

   Section 10.  Conditions Precedent.  The willingness of Agent and Merchant
   ----------   --------------------
to enter into the transactions contemplated under this Agreement are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by the applicable party:

                 (a)  The Order attached hereto as Exhibit 10(a) (the
                                                   -------------
"Procedures Order") shall not have been stayed nor shall an application for a
 ----------------
stay of such order be pending.

                 (b) Merchant shall have obtained the Approval Order by November 7, 1997, and the Approval Order shall not have been stayed nor shall an application for a stay of the Approval Order be pending.

                 (c) All representations and warranties of Merchant and Agent hereunder shall be true and correct in all material respects and no event of Default shall have occurred at and as of the date thereof and as of the Sale Commencement Date.

                 (d) Merchant shall have provided Agent reasonable access to all pricing files and, solely with respect to automotive parts referenced in
Section 16, cost files, computer hardware, software and data files, inter-Store transfer logs, markdown schedules, invoices, style runs and all other documents relative to the price, mix and quantities of inventory located at the Stores.

    Section 11.  Representations, Warranties and Covenants
    ----------   -----------------------------------------

           11.1  Merchant Representations, Warranties and Covenants.  Merchant
                 --------------------------------------------------
hereby represents, warrants and covenants in favor of Agent as follows:

                 (a) Merchant: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;
(ii) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located, except where the failure to be in good standing would not impair or impede the ability of Agent to conduct Sales at any Store located in a state for which Merchant is not in good standing. Merchant shall have furnished to Agent a certificate as to the good standing of Merchant in its jurisdiction of incorporation certified by the Secretary of State of such jurisdiction.

                 (b) Subject to the issuance of the Approval Order: (i) the Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to
                                                  ----------------
perform fully its obligations thereunder; (ii) except for any consent of the Merchant's post-petition lenders required under Merchant's current debtor-in-possession financing facility documents (the "DIP Lender Consent"), and the
                                              ------------------
Bankruptcy Court order approving such documents.

Subject to entry of the Approval Order, Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale; (iii) each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms; (iv) no court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for the Merchant's consummation of, the transactions contemplated by this Agreement, and, except for any required DIP Lender Consent, no consent of any third party which has not been obtained is required therefor; and (v) no contract or other agreement to which the Merchant is a party or by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the other transactions contemplated by this Agreement.

                 (c) Merchant has continued to replenish the Stores with new Merchandise in a manner consistent with historic practices through October 12, 1997, and (iii) all goods in Merchant's pipeline shall continue to be delivered to the Stores in the ordinary course of business, without diversion, through October 24, 1997.

                 (d) Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise free and clear of all Liens of any nature except for Liens which, in accordance with the Approval Order, shall attach only to the Guaranteed Amount, the Merchant's Recovery Amount, if any and amounts reimbursed to Merchant on account of Expenses and any and all other amounts paid by Agent to Merchant hereunder.

                 (e)  Except as set forth on Exhibit 11.1(e) attached hereto,
                                             ---------------
since September 1, 1997 through and including October 15, 1997, all normal course permanent markdowns on inventory located at the Stores have been taken on a basis consistent with Merchant's historical practices and policies.

                 (f)  Except as set forth on Exhibit 11.1(f) attached hereto,
                                             ---------------
from September 1, 1997 through and including October 15, 1997, Merchant has not marked up or raised the price of any items of Merchandise and Merchant has not since such date removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business.

                 (g) Since September 1, 1997 and through the Sale Commencement Date, Merchant shall have ticketed or marked all items of inventory received at the Stores prior to the Sale Commencement Date in a manner consistent with similar Merchandise located at the Stores and in accordance with Merchant's customary practices and policies relative to pricing and marking inventory.

               (h) Other than with respect to the jewelry addressed in Section 11.1(u) below, Merchant has not since September 1, 1997 and shall not up to the Sale Commencement Date purchase or transfer to or from the Stores any inventory or FF&E (including COM TEC machines and POS scanners) outside the ordinary course of business, including, without limitation, transfers in anticipation of the Sales or the Inventory Taking. Merchant has not, since September 1, 1997, and shall not hereafter move inventory or Merchandise to or from the Stores so as to alter the inventory mix, quantities or categories, except in the ordinary courses.

               (i) As of the Sale Commencement Date, Merchandise writedowns from Base Retail Price to Retail Price pursuant to the evaluation exceptions set forth in clauses (i) through (vi), inclusive, of Section 5.3 above shall be at least $10 million.

               (j) As of the date of this Agreement, and from the date hereof through the Sale Commencement Date, Merchant has not and shall not place or transfer merchandise to the Vendor Charge Back Rooms except in the ordinary course of business and consistent with past custom and practice.

               (k) To the knowledge of Merchant, no suit, action or other proceedings, or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby or materially adversely affect the right of Agent under this Agreement, and no investigation that would result in any such suit, action or proceedings shall be pending or threatened.

               (l) Subject to the Inventory Taking, Merchant covenants to continue to operate the Stores in the ordinary course of business from the date of this Agreement to the Sale Commencement Date, in each case (i) selling inventory during such period at customary prices, (ii) not promoting or advertising any sales or in-store promotions (including POS promotions) to the public (except for Merchant's historic and customary promotions for all of its locations, (iii) not returning inventory to vendors and not transferring inventory or supplies between or among Stores and the Warehouses, except as permitted under Section 8.4 above, and (iv) not making any management personnel moves or changes at the Stores without Agent's prior written consent (which consent will not be unreasonably withheld).

               (m) During the Sale Term, Merchant shall not markdown or engage in promotions at its stores (other than the Stores) in markets where the Stores are located, except in the ordinary course of business consistent with historic practices.

               (n) To the best of Merchant's knowledge, all Merchandise is in compliance with all applicable federal, state or local product safety laws, rules and standards. Merchant shall provide Agent with its historic policies and practices regarding product recalls prior to the taking of the inventory at the Stores.

               (o) Throughout the Sale Term, the Agent shall have the right to the peaceful use and occupancy of and quiet possession of, each of the Stores, the assets currently located at the Stores, and the utilities and other services provided in the ordinary course of business at the Stores. Merchant shall throughout the Sale Term maintain in good working order, condition and repair, at its sole expense, all cash registers, heating systems, air conditioning systems, elevators, escalators, Store alarm systems, and all other mechanical devices used in the ordinary course of operation of the Stores.

               (p) Merchant has paid and will continue to pay throughout the Sale Term, all post-petition (i) obligations in respect of self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs, (ii) all casualty, liability, worker's compensation and other insurance premiums, (iii) all utilities provided to the stores, and (iv) all applicable taxes. Merchant has provided Agent with a true and accurate description in all material respects of Merchant's severance benefits for which Retained Employees will be eligible at the conclusion of the Sale. Following the conclusion of the Sale, Merchant shall pay all such severance benefits to applicable Retained Employees in the ordinary course.

               (q) Merchant has not and shall not throughout the Sale Term take any actions the result of which is to materially increase the cost of operating the Sale, including, without limitation, increasing salaries or other amounts payable to employees.

               (r) As of the date of this Agreement, Merchant is current in the payment of all post-petition telephone, utilities, taxes, insurance and advertising liabilities. Merchant agrees that in the event that Agent receives notice that any such post-petition liability is overdue or unpaid, or Agent is unable to advertise the Sale with any newspapers, magazines, radio or television stations or other media providers which target or serve the market areas of the Stores or is unable to obtain Merchant's contract rate with any such provider solely as a result of the Merchant's failure to pay its outstanding postpetition balances with such providers, Merchant shall immediately pay such applicable balances in full.

               (s) Upon Agent's written request during the Sale Term, Merchant will make available to Agent all on-order files, style runs, open-to-buy reports, plan-to-sell reports, inventory transfer logs, sales reports, purchase journals, markdown calendars, POS calendars, pricing files, advertising schedules, promotion circulars up to the Sale Commencement Dale.

               (t) Except as set forth in Exhibit 11.1(t) attached hereto, from
                                          ---------------
October 15, 1997 through the Sale Commencement Date, Merchant shall in no way raise, markdown or otherwise change the price of any item of Merchandise, other than point-of-sale activity in the ordinary course of business.

               (u) Merchant shall remove from the Stores all jewelry that was transferred into the Stores on or after October 7, 1997 and is identified in
Exhibit 5.2(a) attached hereto and shall pay for all costs and expenses
--------------
associated with such removal.

          11.2 Representations and Warranties. Each company comprising
               ------------------------------------
the Agent hereby represents, warrants and covenants (as to itself) in favor of the Merchant as follows:


               (a) It: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation; (ii) has all requisite corporate power and authority to consummate the transactions contemplated hereby; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

               (b) It has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. It has taken all necessary actions required to authorize the execution, delivery, and performance of the Agency Documents, and no further consent or approval is required on its part for it to enter into and deliver the Agency Documents and to perform its obligations thereunder. Each of the Agency Documents has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for its consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor. No contract or other agreement to which it is a party or by which it is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

               (c) No action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against it, or has been settled or resolved, or to its knowledge, has been threatened against or affects it, which questions the validity of this Agreement or any action taken or to be taken by it in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon its ability to perform its obligations under this Agreement.

               (d) In connection with the Sales, Agent shall provide for the Sale Term not less than the full-time equivalent of forty five (45) supervisors and not less than ten (10) start-up supervisors for a lesser period.

               (e) Agent shall provide Merchant with at least ten (10) days' prior written notice of the anticipated Sale Termination Date with respect to any Store.

               (f) Agent agrees not to transfer Merchandise other than between or among Stores during the Sale Term.

                (g) Agent shall provide Merchant (and any agent of Merchant retained to dispose of the FF&E) with access to the Stores upon reasonable notice to Agent so as to permit Merchant (or such agent) to market the FF&E at a Store during the last thirty (30) days of the Sale at such Store; provided that such access does not unreasonably disrupt Agent in the conduct of the Sales and does not require any time or effort by Agent or employees of the Stores. Neither Agent nor any of Agent's employees or the Retained Employees shall have any obligation to participate in this marketing of the FF&E.

                (h) Each of the joint venturers referred to in the preamble to this Agreement hereby acknowledges and agrees that it shall be jointly and severally liable for the obligations of Agent hereunder.

   Section 12.  Insurance.
   ----------   ---------

          12.1  Merchant's Liability Insurance. Merchant shall continue, at
                ------------------------------
Agent's cost as an Expense hereunder, until the Sale Termination Date, in such amounts as it currently has in effect, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional named insured with respect to all such policies. Merchant has provided Agent with true and accurate copies of all such policies. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional named insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Agent, or Agent's employees, independent contractors or agents (other than Merchant's employees).

          12.2  Merchant's Casualty Insurance. Merchant will provide throughout
                -----------------------------
the Sale Term, at Agent's cost as an Expense hereunder, fire, flood, theft and extended coverage casualty insurance covering the Merchandise in a total amount equal to no less than the cost value thereof. Merchant has provided Agent with true and accurate copies of all such policies. From and after the date of this Agreement until the Sale Termination Date, all such policies will name Agent as loss payee. In the event of a loss to the Merchandise on or after the date of this Agreement, the proceeds of such insurance attributable to the Merchandise plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Proceeds hereunder and shall be paid to Agent. In the event of such a loss Agent shall have the sole right to adjust the loss with the insurer. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming the Agent as loss payee, in form and substance reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to the Agent of cancellation, non-renewal or material change.

Merchant shall not make any change in the amount of any deductibles or self insurance amounts prior to the Sale Termination Date without Agent's prior written consent.

          12.3  Agent's Insurance. Agent shall maintain at Agent's cost and
                -----------------
expense throughout the Sale Term, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent's agency at the Stores, and shall cause Merchant to be named an additional insured with respect to such policies. Agent shall provide Merchant, c/o Rob Thoma, with true and accurate copies of all such policies. Prior to the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant. In the event of a claim under any such policies, Agent shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Merchant or Merchant's employees, independent contractors or agents (other than Agent or Agent's employees, agents or independent contractors).

          12.4  Worker's Compensation Insurance. Merchant shall at all times
                -------------------------------
during the Sale Term maintain in full force and effect worker's compensation insurance (including employer liability insurance) covering all Retained Employees in compliance with all statutory requirements. Prior to the Sale Commencement Date, Merchant shall deliver to Agent a certificate of Merchant's insurance broker or carrier evidencing such insurance.

          12.5  Risk of Loss.  Without limiting any other provision of this
                ------------
Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and (ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises directly from the acts or omissions of Agent, or its supervisors or employees located at the Stores or actions taken by Retained Employees at Agent's express direction (an "Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to:

                    Agent:      Gordon Brothers Companies
                                500 North Michigan Avenue
                                Suite 1460
                                Chicago, IL 60611
                                Attn: Cory Lipoff

                                Hilco Great American Group
                                5 Revere Drive, Ste. 206
                                Northbrook, IL 60062
                                Attn: Benjamin L. Nortman

                                AND

                                ALCO Capital Group, Inc.
                                745 Fifth Avenue, Suite 1506
                                New York, NY 10151
                                Attn:  Alan Cohen

                    Merchant:   Montgomery Ward & Co., Incorporated
                                Montgomery Ward Corporate Offices
                                Montgomery Ward Place
                                Chicago, IL 60671
                                Attn: Spencer H. Heine, Esq.

To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant at Montgomery Ward & Co., Incorporated, Montgomery Ward Corporate Offices, Montgomery Ward Place, Chicago, IL 60671, Attn: Phil Delk, Esq. In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party to the foregoing address.

     Section 13. Indemnification.
     ----------  ---------------

          13.1.  Merchant Indemnification. Merchant shall indemnify and hold
                 ------------------------
Agent and its officers, directors, employees, agents and independent contractors (collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

                    (i) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

                    (ii) any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

                    (iii) subject to Agent's compliance with its obligations under Section 8.3 hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof,

                    (iv) any consumer warranty or products liability claims relating to Merchandise;

                    (v) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN Act), except for Agent Claims; and

                    (vi) the gross negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

          13.2  Agent Indemnification. Agent shall indemnify and hold Merchant
                ---------------------
and its officers, directors, employees, agents, representatives and independent contractors harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

                    (i) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

                    (ii) any harassment or any other unlawful, tortious or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

                    (iii)  any claims by any party engaged by Agent;

                    (iv)   any Agent Claims; and

                    (v) the gross negligence or willful misconduct of Agent or any of its officer, directors, employees agents or representatives.

     Section 14.  Defaults.  The following shall constitute "Events of Default"
     ----------   --------
hereunder:

                  (a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven (7) days after written notice thereof to the defaulting party; or

                 (b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made; or

                 (c) The Sale is terminated at a Store for any reason other than (i) an Event of Default by Agent, or (ii) any other breach or action by Agent not authorized hereunder, or (iii) an event administered pursuant to
Section 8.8 above.

     In the event of an Event of Default, any party's damages or entitlement to equitable relief shall be determined by the Bankruptcy Court.

     Section 15. FF&E
     ----------  ----

          15.1.  Sale for Commission.  If requested in writing by Merchant after
                 -------------------
entry of the Approval Order, Agent shall advertise in the context of advertising for the Sale that items of FF&E at the Stores are for sale, and shall contact and solicit known purchasers and dealers of furniture and fixtures. Merchant shall notify Agent in writing if any such FF & E are to be excluded from sale and/or items and conditions of sale are to be set or restricted in any manner. In consideration of providing such services, Agent shall retain the percentages of receipts set forth on Exhibit 15.1 attached hereto from all sales or other
                         ------------
dispositions of FF&E. In addition, Merchant shall reimburse Agent for Agent's reasonable out of pocket expenses incurred in connection with the liquidation of FF&E from the receipts. Agent shall have no liability for its failure to sell any and all FF&E and shall have the right, to the extent necessary, to abandon the FF&E not so sold, but otherwise shall leave the stores in broom clean condition.

          15.2.  Guaranteed Return.  In the event that the Merchant does not
                 -----------------
elect the option set forth in Section 15.1 above, but does provide Agent with a written request by November 10, 1997, following Agent's full inspection of the FF&E (whether located in the Stores, stockrooms, Warehouses, or offices or otherwise), Agent will provide Merchant with a written offer to sell the FF&E with a guaranteed return to Merchant.

     Section 16. Purchase of Automotive Parts.  If requested in writing by
     ----------  ----------------------------
Merchant, Agent shall purchase all hard automotive parts of Merchant located in the Stores that ordinarily require Merchant installation, including, without limitation, department number 61, lines B, C, D, N, U and X (which shall not include tires and batteries) for an aggregate amount equal to 22% of the Cost Value thereof. Any and all amounts received by Agent from the resale of such automotive parts shall not constitute Proceeds hereunder and Agent shall be entitled to retain all such amounts. "Cost Value" shall mean the lowest costs for such SKUs as referenced on Merchant's books and records, but Cost Value shall not exceed 50% of the Base Retail Price. The parties shall work in good faith to further clarify the definition of "Cost Value."

     Section 17. Bid Procedures; Breakup Fee. Merchant shall require competing
     ----------  ---------------------------
bids to be submitted in accordance with all of the terms of the Procedures Order. In the event that Merchant has so received one or more competing bids in accordance therewith, then on Tuesday, November 4, 1997, Merchant shall conduct an auction with respect to the rights granted hereunder (the "Auction") in accordance with the Procedures Order.

In addition to the break-up fee (the "Break-Up Fee"), Merchant shall reimburse
                                      ------------
Agent for all costs and expenses incurred by or on behalf of Agent in connection with the Inventory Taking and the costs of signage and other advertising as required pursuant to the Procedures Order. Merchant shall consider the economic impact of the Merchant's obligation to pay the Break-Up Fee in determining whether a competitive bid is higher and better for Merchant and its estate than any bid submitted by Agent.

     Section 18.  Security Interest.  In consideration of the Agent's payment of
     ----------   -----------------
the Guaranteed Amount, Expenses and the provision of services hereunder to Merchant, the Merchant hereby grants to Agent a first priority security interest in and lien upon the Merchandise and the Proceeds to secure all obligations of Merchant to Agent hereunder. Merchant shall execute all such documents and take all such other actions as are reasonably required to perfect and maintain such security interest as a valid and perfected first priority security interest.

     Section 19.  Leased/Licensed Departments. Agent shall receive 50% of any
                  ---------------------------
net proceeds to which Merchant is entitled on account of leased or licensed departments.

     Section 20.  Miscellaneous.
     ----------   -------------

          20.1    Notices.  All notices and communications provided for pursuant
                  -------
to this Agreement shall be in writing, and sent by hand, by facsimile, or by Federal Express or other recognized overnight delivery service, as follows:

          If to the Agent:      Gordon Brothers Companies
                                500 North Michigan Avenue Suite 1460
                                Chicago, IL 60611
                                Attn: Cory Lipoff
                                Telecopy No.: (312) 321-1323

                                Hilco Great American Group
                                5 Revenue Drive, Suite 206
                                Northbrook, IL 60602
                                Attn:  Benjamin L. Nortman
                                Telecopy: (847) 509-1150

                                ALCO Capital Group, Inc.
                                745 Fifth Avenue, Suite 1506
                                New York, NY
                                Attn:  Alan Cohen
                                Telecopy No.: (212) 371-2768
          with a copy to:       Kirkland & Ellis
                                200 E. Randolph Drive
                                Chicago, IL 60601
                                Attn: James H. M Sprayregen
                                Telecopy No.: (312) 861-2200

          If to the Merchant:   Montgomery Ward & Co., Incorporated
                                Montgomery Ward Corporate Offices
                                Montgomery Ward Plaza
                                Chicago, IL 60671
                                Attn: Spencer H. Heine, Esq.
                                Telecopy No.: 312/467-3064

          with a copy to:       Jones, Day, Reavis & Pogue
                                77 West Wacker Drive, Suite 3500
                                Chicago, IL 60601-1692
                                Attn: David S. Kurtz, Esq.
                                Telecopy No.: 312/782-8585

          20.2.  Governing Law.  This Agreement shall be governed and construed
                 -------------
in accordance with the laws of the State of Illinois without regard to conflicts of laws principles thereof, except where governed by the Bankruptcy Code.

          20.3.  Termination.  Agent may terminate this Agreement prior to the
                 -----------
Approval Order becoming a final and non-appealable order by providing Merchant with written notice from Agent that any of the conditions specified in Section 10 hereof have not been satisfied. by November 8, 1997. Notwithstanding the foregoing, the representations and warranties of Merchant and Agent contained herein and the provisions of Section 13 and 17 (with respect to fees, costs and expenses) above shall survive the termination of this Agreement pursuant to this
Section 20.3.

          20.4.  Entire Agreement.  This Agreement contains the entire agreement
                 ----------------
between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto.

          20.5.  Amendment.  This Agreement may not be modified except in a
                 ---------
written instrument executed by each of the parties hereto.

          20.6.  No Waiver.  No consent or waiver by any party, express or
                 ---------
implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party.

Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

          20.7.  Successors and Assigns.  This Agreement shall inure to the
                 ----------------------
benefit of and be binding upon Agent and Merchant, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Merchant or Agent to any party without the prior written consent of the other, except that ALCO Capital Group may assign up to 50% of its interest hereunder to the NASSI Group.

          20.8.  Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall be treated as an original signature hereunder.

          20.9.  Section Headings.  The headings of sections of this Agreement
                 ----------------
are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

          20.10.  Survival.  All representations, warranties, covenants and
                  --------
agreements made by the parties hereto shall be considered to have been relied upon by the parties and shall survive the execution, delivery and performance of this Agreement.

     IN WITNESS WHEREOF, the Agent and Merchant hereby execute this Agreement by their duly authorized representatives as a sealed instrument as of the day and year first written above.



                                             A JOINT VENTURE COMPOSED OF
                                             GORDON BROTHERS PARTNERS,
                                             INC. AND HILCO TRADING
                                             COMPANY/GARCEL, INC. D/B/A
                                             GREAT AMERICAN ASSET
                                             MANAGEMENT AND ALCO CAPITAL
                                             GROUP, INC.

                                             GORDON BROTHERS PARTNERS,
                                             INC.


                                             By:      /s/ Cory Lipoff
                                                    ----------------------------
                                             Name:    Cory Lipoff
                                             Title:   Managing Director

                                    HILCO TRADING COMPANY


                                    By:    /s/ Benjamin L. Nortman
                                           ---------------------------------
                                    Name:   Benjamin L. Nortman
                                    Title:  Vice President & General Counsel


                                    GARCEL, INC.

                                    By:    /s/ Gary Mintz
                                           ---------------------------------
                                    Name:   Gary Mintz
                                    Title:  President


                                    ALCO CAPITAL GROUP, INC.

                                    By:    /s/ Jack Rapp
                                           --------------------------------
                                    Name:   Jack Rapp
                                    Title:  Authorized Signature


                                    MONTGOMERY WARD & CO.,
                                    INCORPORATED, FOR ITSELF AND ITS
                                    AFFILIATED DEBTORS


                                    By:    /s/ Spencer H. Heine
                                           ---------------------------------
                                    Name:   Spencer H. Heine
                                    Title:  Executive Vice President

                               LIST OF EXHIBITS
                               ----------------


EXHIBIT                                 DESCRIPTION
-------                                 -----------

Exhibit 1                               The Stores

Exhibit 4.1(m)                          Occupancy Expenses

Exhibit 5.1                             Inventory Taking Procedures

Exhibit 5.2(a)                          Transferred Jewelry

Exhibit 5.2(b)(1)                       Display Merchandise

Exhibit 5.2(b)(2)                       On-Order Merchandise

Exhibit 8.1                             Store Closing Guidelines

Exhibit 8.1(a)                          Store Closing Sales

Exhibit 8.1(b)                          Going Out of Business Sales

Exhibit 10 (a)                          Bid Procedures Order

Exhibit 11.1(e)                         Disclosure of Markdowns

Exhibit 11.1(f)                         Disclosure of Markdowns

Exhibit 11.1(t)                         Disclosure of Price Changes

Exhibit 15.1                            Receipts